Exhibit 10.1

CONVERSION AGREEMENT

This Conversion Agreement (this “Agreement”) is made and entered into effective as of March 31, 2020 (the “Conversion Date”), by and among Sentinel Energy Services, Inc., a Delaware corporation (the “Company”), and Sentinel Management Holdings, LLC, a Delaware limited liability company (“Management Holdings”). Unless otherwise defined herein, capitalized terms in this Agreement shall have the same meanings assigned to such terms in the Note (as defined below).

RECITALS

WHEREAS, the Company issued that certain Convertible Promissory Note (the “Note”) dated as of March 1, 2019, in the maximum principal amount of $1,500,000, of which $999,640 is currently outstanding (the “Outstanding Note Amount”) to Management Holdings;

WHEREAS, Management Holdings has advanced additional amounts to the Company in the aggregate amount of $2,379,643 (together with the Outstanding Note Amount, the “Outstanding Amount”);

WHEREAS, the Company and Management Holdings desire to enter into this Agreement in order to effect the conversion of the Outstanding Amount into shares of Class A Common Stock of the Company (the “Shares”), at the price of $10.00 per Share (the “Conversion Price”); and

WHEREAS, in connection with the conversion of the Outstanding Amount into the Shares (the “Conversion Transaction”), the Company and Management Holdings desire to terminate the Note.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Conversion of Outstanding Amount.

1.1 The Company and Management Holdings acknowledge and agree that: (i) effective as of the Conversion Date, notwithstanding any contrary provisions of the Note, the entire Outstanding Amount (including the Outstanding Note Amount) shall convert into that number of Shares obtained by dividing the Outstanding Amount by the Conversion Price; (ii) the issuance of such Shares upon such conversion of the Outstanding Note Amount on the Conversion Date shall constitute full and final settlement and satisfaction of all obligations under the Note; and (iii) the terms of this Agreement shall, in the event of any conflict with the terms of the Note, supersede such conflicting terms.

1.2 As of the Conversion Date, Management Holdings and the Company hereby terminate the Note in its entirety, such Note shall be of no further force or effect and any and all demands claims, suits, actions, causes of actions, proceedings, assessments and rights of Management Holdings under the Note are hereby waived.

2. Deliveries by Company at Conversion. On the Conversion Date, the Company agrees to deliver to Management Holdings certificates representing the Shares receivable upon conversion of the Outstanding Amount in accordance with terms of this Agreement, duly registered on the books of the Company in the name of Management Holdings (or evidence satisfactory to Management Holdings that such Shares have been issued in book-entry form).

3. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to Management Holdings that:

3.1 Organizational Existence, Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite legal and organizational power and authority to execute and deliver to Management Holdings this Agreement and the Shares and to carry out and perform its obligations under the terms of this Agreement. All action on the part of the Company necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has all requisite legal and organizational power to issue the Shares.

3.2 Valid Issuance of Securities. The Shares issued in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws and liens or encumbrances created by or imposed by Management Holdings. The Shares will be issued in compliance with all applicable federal and state securities laws.

3.3 No Violation or Conflict. Neither the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby and the fulfillment by the Company of the terms hereof will (with or without notice or passage of time or both) (i) violate any provision of the certificate of incorporation or the bylaws of the Company, (ii) result in a default, give rise to any right of termination, cancellation or acceleration or require any consent or approval under any of the terms, conditions or provisions of any indenture, mortgage, note, bond, loan, license, agreement, lease or other instrument or obligation to which the Company is a party or by which it or any of its assets may be bound, (iii) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance in favor of any third party upon the property of the Company, or (iv) violate or conflict with or result in a breach of any provision of any law, statute, rule, regulation, order, permit, judgment, injunction, decree or other decision of any court or other tribunal or any governmental entity or agency binding on the Company or its properties, or conflict with or result in the breach of any of the terms, conditions or provisions thereof.

4. Representations and Warranties of Management Holdings. Management Holdings represents and warrants to the Company as follows:

4.1 Authorization; Power. Management Holdings has all requisite legal power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the part of Management Holdings necessary for the authorization, execution, delivery and performance by Management Holdings of this Agreement, and the consummation of the transactions contemplated hereby, has been taken. This Agreement is legal, valid and binding obligations of Management Holdings, enforceable against Management Holdings in accordance with its terms.

4.2 No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, and the fulfillment by Management Holdings of the terms hereof or thereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the organizational documents of Management Holdings, (b) result in a default, give rise to any right of termination, cancellation or acceleration, or require any consent or approval under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which Management Holdings is a party or by which it or any of its assets may be bound or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to Management Holdings or any of its assets.

5. Miscellaneous.

5.1 Governing Law; Severability. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles. If any provision of this Agreement is determined by an arbitrator or court of competent jurisdiction to be illegal or unenforceable, such provision will be enforced to the maximum extent possible and the other provisions will remain effective and enforceable.

5.2 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the respective legal successors and assigns, heirs, executors and administrators of the respective parties.

5.3 Entire Agreement. This Agreement, the recitals and schedules hereto constitute the entire agreement between and among the parties hereto with respect to the subject matter hereof, and supersede in their entirety all prior negotiations and agreements with respect to such subject matter, whether written or oral.

5.4 Amendment; Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of, or a written instrument signed by the Company and Management Holdings. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon the Company and Management Holdings and their respective successors and assigns.

5.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Conversion Agreement as of the date first above written.

COMPANY:

Sentinel Energy Services, Inc.

By:	/s/ Gerald Cimador
Name:	Gerald Cimador
Title:	Chief Financial Officer

Signature Page to Conversion Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Conversion Agreement as of the date first above written.

MANAGEMENT HOLDINGS:

Sentinel Management Holdings, LLC

By:	/s/ Charles S. Leykum
Name:	Charles S. Leykum
Title:	Managing Member

Signature Page to Conversion Agreement